                         ALTAIR INTERNATIONAL GOLD INC.

                                STOCK OPTION PLAN

1.   PURPOSE

     The purpose of this stock option plan (the "Plan") is to authorize the grant to service providers for Altair International Gold Inc. (the "Corporation") of options to purchase common shares ("shares") of the Corporation's capital and thus benefit the Corporation by enabling it to attract, retain and motivate service providers by providing them with the opportunity, through share options, to acquire an increased proprietary interest in the Corporation.

2.   ADMINISTRATION

     The Plan shall be administered by the board of directors of the Corporation. Subject to approval of the granting of options by the board of directors, the Corporation shall grant options under the Plan.

3.   SHARES SUBJECT TO PLAN

     Subject to adjustment under the provisions of paragraph 12 hereof, the aggregate number of shares of the Corporation which may be issued and sold under the Plan will not exceed 2,000,000 shares. The total number of shares which may be reserved for issuance to any one individual under the Plan shall not exceed 5% of the outstanding issue. The Corporation shall not, upon the exercise of any option, be required to issue or deliver any shares prior to (a) the admission of such shares to listing on any stock exchange on which the Corporation's shares may then be listed, and (b) the completion of such registration or other qualification of such shares under any law, rules or regulation as the Corporation shall determine to be necessary or advisable. If any shares cannot be issued to any optionee for whatever reason, the obligation of the Corporation to issue such shares shall terminate and any option exercise price paid to the Corporation shall be returned to the optionee.

4.   LIMITS WITH RESPECT TO INSIDERS

     (a) The maximum number of shares which may be reserved for issuance to insiders under the Plan, any other employer stock option plans or options for services, shall be 10% of the shares issued and outstanding at the time of the grant (on a non-diluted basis).

     (b) The maximum number of shares which may be issued to insiders under the Plan, together with any other previously established or proposed share compensation arrangements, within any one year period shall be 10% of the outstanding issue. The maximum number of shares which may be issued to any one insider and his or her associates under the Plan, together with any other previously established or proposed share compensation arrangements, within a one year period shall be 5% of the shares outstanding at the time of the grant (on a non-diluted basis).

     (c) Any entitlement to acquire shares granted pursuant to the Plan, any other employer stock option plans, options for services or any other share compensation agreement, prior to the optionee becoming an insider, shall be excluded for the purposes of the limits set out in paragraphs (a) and (b) above.

5.   ELIGIBILITY

     Options shall be granted only to service providers for the Corporation.
The term "service providers for the Corporation" means (a) any employee or insider of the Corporation or any of its subsidiaries, and (b) any other person or company engaged to provide ongoing management or consulting services for the Corporation or any entity controlled by the Corporation. The terms "insider", "controlled" and "subsidiary" shall have the meanings ascribed thereto in the Securities Act (Ontario) from time to time. Subject to the foregoing, the board of directors shall have full and final authority to determine the persons who are to be granted options under the Plan and the number of shares subject to each option.

6.   PRICE

     The purchase price (the "Price") for the shares of the Corporation under each option shall be determined by the board of directors on the basis of the market price, where "market price" shall mean the prior trading day closing price of the shares of the Corporation on any stock exchange on which the shares are listed, and where there is no such closing price, "market price" shall mean the average of the most recent bid and ask of the shares of the Corporation on any stock exchange on which the shares are listed. In no event shall the Price be less than the market price on The Toronto Stock Exchange, if the shares of the Corporation are then listed on such exchange.

7.   PERIOD OF OPTION AND RIGHTS TO EXERCISE

     Subject to the provisions of this paragraph 7 and paragraphs 8, 9 and 10 below, options will be exercisable in whole or in part, and from time to time, during the currency thereof. Options shall not be granted for a term exceeding five years. Options may, at the discretion of the board of directors, provide that the number of shares which may be acquired pursuant to the option shall not exceed a specified number each year during the term of the option. The shares to be purchased upon each exercise of any option (the "optioned shares") shall be paid for in full at the time of such exercise. Except as provided in paragraphs 8 and 9 below, no option which is held by a service provider may be exercised unless the optionee is then a service provider for the Corporation.

8.   CESSATION OF PROVISION OF SERVICES

     If any optionee who is a service provider shall cease to be a service provider for the Corporation for any reason (except as otherwise provided in paragraph 9) the optionee may, but only within the period of ninety days next succeeding such cessation and in no event after the expiry date of the optionee's option, exercise the optionee's option.

9.   DEATH OF OPTIONEE

     In the event of the death of an optionee during the currency of the optionee's option, the option theretofore granted to the optionee shall be exercisable within, but only within, the period of one year next succeeding the optionee's death, and in no event after the expiry date of the option. Before expiry of an option under this paragraph 9, the board of directors shall notify the optionee's representative in writing of such expiry.

10.  EXTENSION OF OPTION

     In addition to the provisions of paragraphs 8 and 9, the board of directors may extend the period of time within which an option held by a deceased optionee may be exercised or within which an option may be exercised by an optionee who has ceased to be a service provider for the Corporation, but such an extension shall not be granted beyond the original expiry date of the option. Any extensions of options granted under this Plan are subject to applicable regulatory approval.

11.  NON-TRANSFERABILITY OF OPTION

     No option granted under the Plan shall be transferrable by an optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during an optionee's lifetime, only by the optionee.

12.  ADJUSTMENTS IN SHARES SUBJECT TO PLAN


     The aggregate number and kind of shares available under the Plan shall be appropriately adjusted in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering or any other change in the corporate structure or shares of the Corporation. The options granted under the Plan may contain such provisions as the board of directors may determine with respect to adjustments to be made in the number and kind of shares covered by such options and in the option price in the event of any such change.

13.  AMENDMENT AND TERMINATION OF THE PLAN

     The board of directors may at any time amend or terminate the Plan, but where amended, such amendment is subject to regulatory approval.

14.  EFFECTIVE DATE OF THE PLAN

     The Plan becomes effective on the date of its approval by the shareholders of the Corporation.

15.  EVIDENCE OF OPTIONS

     Each option granted under the Plan shall be embodied in a written option agreement between the Corporation and the optionee which shall give effect to the provisions of the Plan.

16.  EXERCISE OF OPTION

     Subject to the provisions of the Plan and the particular option, an option may be exercised from time to time by delivering to the Corporation at its registered office a written notice of exercise specifying the number of shares with respect to which the option is being exercised and accompanied by payment in cash or certified cheque for the full amount of the purchase price of the shares then being purchased.

     Upon receipt of a certificate of an authorized officer directing the issue of shares purchased under the Plan, the transfer agent is authorized and directed to issue and countersign share certificates for the optioned shares in the name of such optionee or the optionee's legal personal representative or as may be directed in writing by the optionee's legal personal representative.

17.  NOTICE OF SALE OF ALL OR SUBSTANTIALLY ALL SHARES OR ASSETS

     If at any time when an option granted under this Plan remains unexercised with respect to any optioned shares, (a) a general offer to purchase all of the issued shares of the Corporation is made by a third party or (b) the Corporation proposes to sell all or substantially all of its assets and undertaking or to merge, amalgamate or be absorbed by or into any other corporation (save and except for a subsidiary or subsidiaries of the Corporation) under any circumstances which involve or may involve or require the liquidation of the Corporation, a distribution of its assets among its shareholders, or the termination of the corporate existence of the Corporation, the Corporation shall use its best efforts to bring such offer or proposal to the attention of the optionee as soon as practicable and (i) the option granted under this Plan may be exercised, as to all or any of the optioned shares in respect of which such option has not previously been exercised, by the optionee at any time up to and including, (but not after) a date thirty (30) days following the date of the completion of such sale or prior to the close of business on the expiry date of the option, whichever is the earlier; and (ii) the Corporation may require the acceleration of the time for the exercise of the said option and of the time for the fulfillment of any conditions or restrictions on such exercise.

18.  RIGHTS PRIOR TO EXERCISE

     An optionee shall have no rights whatsoever as a shareholder in respect of any of the optioned shares (including any right to receive dividends or other distributions therefrom or thereon) other than in respect of optioned shares in respect of which the optionee shall have exercised the option to purchase hereunder and which the optionee shall have actually taken up and paid for.

19.  GOVERNING LAW

     This Plan shall be construed in accordance with and be governed by the laws of the Province of Ontario and shall be deemed to have been made in said Province, and shall be in accordance with all applicable securities laws.

20.  EXPIRY OF OPTION

     On the expiry date of any option granted under the Plan, and subject to any extension of such expiry date permitted in accordance with the Plan, such option hereby granted shall forthwith expire and terminate and be of no further force or effect whatsoever as to such of the optioned shares in respect of which the option has not been exercised.

21.  APPROVAL

     The Plan has been approved by the shareholders of the Corporation on May 10, 1996 and supersedes and replaces all prior stock option plans.

     DATED at Toronto, Ontario, this 10th day of May, 1996.


                                       /s/
                                       ------------------------------------
                                       William Long, President